UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 17, 2018

(Date of Report; Date of Earliest Event Reported)

STEIN MART, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-20052	64-0466198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Riverplace Blvd., Jacksonville, Florida 32207

(Address of Principal Executive Offices Including Zip Code)

(904) 346-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Chief Financial Officer.  On December 17, 2018, Stein Mart, Inc. (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1, announcing the appointment of James B. Brown as Executive Vice President, Chief Financial Officer (“CFO”) of the Company. Prior to joining the Company, Mr. Brown, 50, has been the CFO at Adrianna Papell Group since 2017. Prior to joining Adrianna Papell Group, he served as CFO for Gordmans Stores from 2015 to 2017 and Hancock Fabrics from 2013 to 2015 and Senior Vice President, Finance of Fred’s, Inc from 2006 to 2013. He assumed his new responsibilities on December 17, 2018. Mr. Brown succeeds Mr. Gregory W. Kleffner, who has held the CFO position since 2009. Mr. Kleffner announced in October 2018, his plans to retire next spring. To ensure a smooth transition, Mr. Kleffner will remain with the Company as Executive Vice President, Advisor to the CEO through January 31, 2019 and then serve in an advisory capacity as needed.

Change of Control Agreement.  Relating to Mr. Brown’s appointment, the Company and Mr. Brown executed a change of control agreement (the “Change of Control Agreement”), a copy of which is attached as Exhibit 10.1. The Change of Control Agreement, among other things, provides for: (i) at will employment, (ii) an annual base salary and any right to a bonus to be established from time to time by the Company, annual base salary is currently $400,000, (iii) if terminated by the Company or by Mr. Brown, termination payments equal to any earned but unpaid base salary and earned bonus, if any, up to the termination date, (iv) if terminated by the Company within two years following a change of control, or by Mr. Brown if the Company materially diminishes Mr. Brown’s position or authority, termination payments equal to 100% of the higher of (x) the annual base salary Mr. Brown currently receives, or (y) the annual base salary Mr. Brown was receiving immediately prior to the change of control, in either case plus an amount equal to 100% of the earned bonus in the year of the termination date, regardless of whether the Company met its earned bonus goals, (vi) restrictive covenants against competing with the Company or recruiting any Company personnel for two years following termination, (vii) payment of Mr. Brown’s COBRA premiums for eighteen months following the termination date, and (viii) vesting of all unvested options or restricted shares upon death or disability.

The preceding summary of the material terms of the Change of Control Agreement is qualified in its entirety by the full text of such agreement, which is filed herewith as Exhibit 10.1. In the event of any discrepancy between the preceding summary and the text of the agreement, the text of the agreement shall control. Terms used and not defined herein have the respective meanings given to such terms in the Change of Control Agreement.

Restricted Stock Award Agreement.  In January 2019, Mr. Brown will be granted, subject to approval by the Company’s Board of Directors, 100,000 Restricted Stock Units (RSUs) of the Company’s common stock under the Company’s 2018 Omnibus Plan. The RSUs vest over three years, with 1/3 vesting each year on the anniversary date of the grant, and will be valued on the date of grant. The Restricted Stock Unit Award Agreement for Mr. Brown will be filed as an amendment to this Form 8-K when finalized.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Change of Control Agreement, dated December 17, 2018, between Stein Mart, Inc. and James B. Brown

99.1	Press Release dated December 17, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC. (Registrant)

Date: December 18, 2018	By:	/s/ D. Hunt Hawkins
D. Hunt Hawkins
Chief Executive Officer